Exhibit 10.4

Execution Version

SHARE REPURCHASE AGREEMENT

This Share Repurchase Agreement (this “Agreement”) is made and entered into effective as of December 1, 2021. Capitalized terms used but not defined herein have the meanings ascribed thereto in the BCA (as defined below).

AMONG:

(1)	CF Acquisition Corp. VI, a Delaware corporation (“SPAC”); and

(2)	Christopher Pavlovski, an individual resident of Toronto, Canada (the “Shareholder”).

RECITALS:

A On the date hereof and concurrently with the execution of this Agreement, SPAC has entered into a Business Combination Agreement (the “BCA”) with Rumble Inc., an Ontario corporation (the “Company”), of which the Shareholder is the Founder and Chief Executive Officer.

B. At the closing of the transactions contemplated by the BCA and the Ancillary Agreements (the “Transaction Closing”), among other transactions, the Shareholder will be issued ExchangeCo Exchangeable Shares and shares of SPAC Class C Common Stock and SPAC Class D Common Stock.

C. Subject to and conditioned upon the occurrence of the Transaction Closing, the Shareholder desires to sell to SPAC and/or to ExchangeCo (a newly formed corporation to be formed by SPAC under the laws of the Province of Ontario, Canada as an indirect subsidiary of SPAC in accordance with the BCA), and SPAC desires to repurchase (or to cause ExchangeCo to repurchase) from the Shareholder, 1,100,000 ExchangeCo Exchangeable Shares (the “Repurchase Shares”) on the terms and conditions set forth herein.

D. Concurrently with the consummation of the Repurchase (as defined below), SPAC will redeem a corresponding number of shares of SPAC Class C Common Stock held by the Shareholder on the terms and conditions set forth herein (the “Redemption”).

NOW, THEREFORE, in consideration of the foregoing premises, agreements and covenants herein set forth, the parties hereto, intending to be legally bound hereby, agree as follows:

1.	Repurchase and Redemption. At the Repurchase Closing, SPAC agrees to repurchase, and the Shareholder agrees to sell, transfer and deliver to SPAC, the Repurchase Shares subject to the terms and conditions set forth herein (the “Repurchase”). The repurchase price (the “Repurchase Price”) for the Repurchase Shares shall be $11,000,000.00 in cash, or $10.00 (ten dollars) per Repurchase Share. Concurrently with the consummation of the Repurchase, SPAC shall redeem 1,100,000 shares of SPAC Class C Common Stock (the “Redemption Shares”) held by the Shareholder, in each case at a redemption price equal to the par value thereof (the “Redemption Price”) (i.e., $0.0001 per share, or an aggregate redemption price of $110 for all such shares of SPAC Class C Common Stock being redeemed pursuant to this Agreement).

2.	Payment of Repurchase Price. At the Repurchase Closing (as defined below), SPAC shall deliver, or cause to be delivered, the Repurchase Price and the Redemption Price to the Shareholder by wire transfer in immediately available funds to the bank account designated by the Shareholder in writing.

3.	Closing. The consummation of the Repurchase (“Repurchase Closing”) is subject to and conditioned upon the occurrence of the Transaction Closing, and shall take place immediately following the Transaction Closing on the Closing Date (as defined in the BCA). At the Repurchase Closing, the Shareholder shall surrender the Repurchase Shares and Redemption Shares to SPAC (or, at SPAC’s direction, to ExchangeCo) for repurchase and redemption effective upon receipt of the Repurchase Price and the Redemption Price. SPAC shall thereafter (i) cause ExchangeCo to cancel and retire the Repurchase Shares and (ii) cancel and retire the Redemption Shares.

The Shareholder hereby acknowledges that SPAC will instruct its transfer agent to update SPAC’s shareholder ledger immediately after the consummation of the Repurchase Closing to reflect the Repurchase of the Repurchase Shares and redemption of the Redemption Shares.

The Shareholder acknowledges that effective from the consummation of the Repurchase Closing, he shall cease to have any rights with respect to the Repurchase Shares and the Redemption Shares (except the right to receive the Repurchase Price and Redemption Price payable under this Agreement).

4.	Representations and Warranties of the Shareholder. The Shareholder hereby represents and warrants to SPAC that (a) the Shareholder has full legal right and capacity to execute and deliver this Agreement and, subject to consummation of the transactions contemplated by the BCA and the Ancillary Agreements in accordance with the terms thereof, to perform the Shareholder’s obligations hereunder and (b) subject to the consummation of the Closing in accordance with the terms of the BCA, the Shareholder will own the Repurchase Shares and the Redemption Shares free and clear of all liens, encumbrances and claims of others (excepting restrictions on transfer under applicable securities laws, the New SPAC Governing Documents and the Lockup Agreement).

5.	Representations and Warranties of SPAC. SPAC hereby represents and warrants to the Shareholder that (a) SPAC has full legal right, power and authority to execute and deliver this Agreement and, subject to consummation of the transactions contemplated by the BCA and the Ancillary Agreements in accordance with the terms thereof, to perform its obligations hereunder, and (b) the execution, delivery and performance of this Agreement by SPAC have been duly authorized by all necessary corporate and shareholder action.

6.	Withholding. Any and all payments to be made under this Agreement shall be made without deduction or withholding for any taxes.

7.	Survival. All the agreements, representations and warranties made by each party hereto in this Agreement shall survive the Repurchase Closing until the expiration of any applicable statute of limitations.

8.	Amendments and Waivers. This Agreement may not be amended, modified or waived except by an instrument in writing, signed by the party against whom enforcement of such amendment, modification or waiver is sought.

9.	Entire Agreement. This Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof.

10.	Further Assurances. Each of SPAC and the Shareholder agree that they will execute and deliver such additional instruments and documents as may reasonably be required to effect the Repurchase and the Redemption and to fulfill the respective obligations of SPAC and the Shareholder under this Agreement.

11.	Assignment. No party hereto shall assign this Agreement or any part hereof without the prior written consent of the other party and any such purported assignment without prior written consent shall be void.

12.	Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

13.	Counterparts. This Agreement may be executed in one or more counterparts (including by facsimile, electronic mail or in .pdf (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com)) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

14.	Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to equitable relief, including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise. Each party hereto further agrees that none of the parties hereto shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 14, and each party hereto irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

15.	GOVERNING LAW AND JURY TRIAL. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD OTHERWISE REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER STATE. EACH PARTY HERETO HEREBY WAIVES ANY RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION PURSUANT TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

16.	Venue. Each party hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the United States District Court for the Southern District of New York or, if there is no federal jurisdiction, in the state courts sitting in New York County in the State of New York (the “Chosen Court”) for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby (and each party agrees not to commence any action, suit or proceeding relating thereto except in such courts). Each party hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby, in the Chosen Court, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. To the extent he has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to himself or his property, the Shareholder hereby irrevocably waives such immunity in respect of his obligations with respect to this Agreement.

17.	Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered by facsimile or email, with affirmative confirmation of receipt, (iii) one (1) business day after being sent, if sent by reputable, internationally recognized overnight courier service or (iv) three (3) business days after being mailed, if sent by registered or certified mail, prepaid and return receipt requested, (A) in the case of the Shareholder, to the address set forth on the signature page hereto and (B) in the case of SPAC, to the addresses set forth in Section 10.3 of the BCA.

18.	Severability. If any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

19.	Section 16b-3. Prior to the Repurchase Closing, SPAC shall take such steps as may be reasonably required to cause the Repurchase to be exempt under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on this day and year first above written.

THE SHAREHOLDER:

/s/ Christopher Pavlovski
Christopher Pavlovski

Address for notices:

SPAC:

CF ACQUISITION CORP. VI

By:	/s/ Howard W. Lutnick
	Name:	Howard W. Lutnick
	Title:	Chief Executive Officer

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